UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2020

MONAKER GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-38402	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2893 Executive Park Drive, Suite 201

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value Per Share	MKGI	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2020, Monaker Group, Inc. (the “Company”, “we” or “us”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Iliad Research and Trading, L.P. (the “Lender”), pursuant to which the Company sold the Lender a Secured Promissory Note in the original principal amount of $895,000 (the “Note”). The Lender paid consideration of $800,000 for the Note, which included an original issue discount of $80,000 and reimbursement of the Lender’s transaction expenses of $15,000.

The Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date (i.e., on April 3, 2021). From time to time, beginning six months after issuance, the Lender may redeem a portion of the Note, not to exceed an amount of $200,000 per month. In the event we don’t pay the amount of any requested redemption within three trading days, an amount equal to 25% of such redemption amount is added to the outstanding balance of the Note. Under certain circumstances the Company may defer the redemption payments up to three times, for a duration of 30 days each, provided that upon each such deferral the outstanding balance of the Note is increased by 2%. Subject to the terms and conditions set forth in the Note, the Company may prepay all or any portion of the outstanding balance of the Note at any time subject to a prepayment penalty equal to 15% of the amount of the outstanding balance to be prepaid. For so long as the Note remains outstanding, the Company has agreed to pay to the Lender 20% of the gross proceeds that the Company receives from the sale of any of its common stock or preferred stock, which payments will be applied towards and will reduce the outstanding balance of the Note, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the Note (each an “Equity Payment”). Each time that we fail to pay an Equity Payment, the outstanding balance of the Note automatically increases by 10%. Additionally, in the event we fail to timely pay any such Equity Payment, the Lender may seek an injunction which would prevent us from issuing common or preferred stock until or unless we pay such Equity Payment.

Pursuant to the Note, we provided the Lender a right of first refusal to purchase any promissory note, debenture or other debt instrument which we propose to sell, other than sales to officers or directors of the Company and/or sales to the government. Each time, if ever, that we provide the Lender such right, and the Lender does not exercise such right to provide such funding, the outstanding balance of the Note increases by 3%. Each time, if ever, that we fail to comply with the terms of the right of first refusal, the outstanding balance of the Note increases by 10%.

Additionally, upon each major default described in the Note (i.e., the failure to pay amounts under the Note when due or to observe any covenant under the Note Purchase Agreement (other than the requirement to make Equity Payments)) the outstanding balance of the Note automatically increases by 15%, and for each other default, the outstanding balance of the Note automatically increases by 5%, provided such increase can only occur three times each as to major defaults and minor defaults, and that such aggregate increase cannot exceed 30% of the balance of the Note immediately prior to the first event of default.

In connection with the Note Purchase Agreement and the Note, the Company has entered into a Security Agreement with the Lender (the “Security Agreement”), pursuant to which the obligations of the Company are secured by substantially all of the assets of the Company, subject to the priority lien and security interest of National Bank (as defined below) which secures amounts due under its $1.2 million line of credit.

The Note Purchase Agreement and the Note contain customary events of default. As described in the Note, upon the occurrence of certain events of default, the outstanding balance of the Note will become automatically due and payable, and upon the occurrence of other events of default, the Lender may declare the outstanding balance of the Note immediately due and payable at such time or at any time thereafter. After the occurrence of an event of default (and upon written notice from Lender), interest on the Note will accrue at a rate of 22% per annum, or such lesser rate as permitted under applicable law. The Note Purchase Agreement prohibits the Lender from shorting our stock through the period that the Lender holds the Note.

The Purchase Agreement also provides for indemnification of the Lender and its affiliates in the event that they incur loss or damage related to, among other things, a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The Company engaged Ascendiant Capital Markets, LLC to serve as placement agent for the transaction between the Company and the Lender in exchange for a commission equal to 7% of the gross proceeds received from the sale of the Note.

The Company intends to use the net proceeds from the sale of the Note for general working capital purposes.

The description of the Note Purchase Agreement, the Note and the Security Agreement is qualified in its entirety by the full text of the Note Purchase Agreement, the Note and the Security Agreement, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 8.01	Other Events.

Although a formal extension agreement has not been entered into to date, the Company has been in discussions with National Bank of Commerce (“National Bank”) regarding an extension of the $1.2 million line of credit the Company maintains with National Bank. National Bank has notified the Company that, subject to the parties agreeing on, and entering into, definitive documentation, it is willing to extend the due date of the line of credit from June 30, 2020 to December 31, 2020, in consideration for an increase in the interest rate of such line of credit from prime plus 1%, to prime plus 3%, subject to a floor of 4.5%. Notwithstanding National Bank’s indication of its agreement to the extension, nothing is final or binding until the parties enter into formal documentation, which may not be finalized on the terms described above, if at all. The Company does not anticipate entering into formal extension and modification documents with National Bank for several weeks as a result of the global disruptions caused by the Covid-19 coronavirus.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated April 3, 2020, by and between Monaker Group, Inc. and Iliad Research and Trading, L.P.
10.2*	$895,000 Secured Promissory Note dated April 3, 2020 evidencing amounts owed by Monaker Group, Inc. to Iliad Research and Trading, L.P.
10.3*	Security Agreement dated April 3, 2020 by Monaker Group, Inc. in favor of Iliad Research and Trading, L.P.

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: April 9, 2020	By:	/s/ William Kerby
		Name:	William Kerby
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1*#	Note Purchase Agreement dated April 3, 2020, by and between Monaker Group, Inc. and Iliad Research and Trading, L.P.
10.2*	$895,000 Secured Promissory Note dated April 3, 2020 evidencing amounts owed by Monaker Group, Inc. to Iliad Research and Trading, L.P.
10.3*	Security Agreement dated April 3, 2020 by Monaker Group, Inc. in favor of Iliad Research and Trading, L.P.

* Filed herewith.

# Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Monaker Group, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.